SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                    December 2, 1998 (December 1, 1998)
              ________________________________________________
              Date of report (Date of earliest event reported)



                             Mobil Corporation
           ______________________________________________________
             (Exact Name of Registrant as Specified in Charter)



    Delaware               1-7555                 13-2850309
 ______________     _____________________      __________________
 (State of          (Commission File No.)      (IRS Employer
 Incorporation)                                Identification No.)



                             3225 Gallows Road
                        Fairfax, Virginia 22037-0001
                         Telephone: (703) 846-3000
        ____________________________________________________________
                  (Address of Principal Executive Offices)



 Item 5.   Other Events.

           On December 1, 1998, Mobil Corporation, a Delaware corporation ("Mobil"), Exxon Corporation, a New Jersey corporation ("Exxon"), and Lion Acquisition Subsidiary Corporation, a Delaware corporation and a wholly-owned direct subsidiary of Exxon ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Subsidiary will be merged with and into Mobil, with Mobil being the surviving corporation of such merger (the "Merger"), and as a result of the Merger, Mobil will become a wholly-owned subsidiary of Exxon. At the Effective Time (as defined in the Merger Agreement) of the Merger, (i) each issued and outstanding share of common stock, par value $1.00 per share, of Mobil (the "Mobil Common Stock") will be converted into the right to receive 1.32015 shares of common stock, without par value, of Exxon and
 (ii) each issued and outstanding share of Series B ESOP Convertible Preferred Stock, par value $1.00 per share, of Mobil (the "Series B Preferred Stock") will be converted into the right to receive one share of a new series of preferred stock to be issued by Exxon (having, to the extent possible, terms identical to those of the Series B Preferred Stock immediately prior to the Effective Time).

           In connection with the execution of the Merger Agreement, Mobil and Exxon entered into a Stock Option Agreement (the "Option Agreement") pursuant to which Mobil granted Exxon an option (the "Option") to purchase up to approximately 14.9% of the outstanding shares of Mobil Common Stock (after giving effect to the Option) exercisable in the circumstances specified in the Option Agreement.

           A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the Option Agreement is attached hereto as Exhibit 2.2. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing the execution of the Merger Agreement and the Option Agreement was issued on December 1, 1998, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.





 Item 7.   Financial Statements, Pro Forma
           Financial Information and Exhibits.


      (c)  Exhibits


           2.1 Agreement and Plan of Merger, dated as of December 1, 1998, among Mobil, Exxon and Merger Subsidiary.


           2.2 Stock Option Agreement, dated as of December 1, 1998, between Mobil and Exxon.


           99.1           Mobil and Exxon Joint Press Release, dated
                          December 1, 1998.





                                   Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  December 2, 1998


                        MOBIL CORPORATION

                        By: /s/ Gordon G. Garney
                           -----------------------------------
                           Name:  Gordon G. Garney
                           Title: Senior Assistant Secretary



                                  EXHIBIT INDEX

 Exhibit No.              Description

 2.1 Agreement and Plan of Merger, dated as of December 1, 1998, among Mobil, Exxon and Merger Subsidiary.

 2.2 Stock Option Agreement, dated as of December 1, 1998, between Mobil and Exxon.

 99.1                     Mobil and Exxon Joint Press Release, dated
                          December 1, 1998